Exhibit 10.6

MEDAREX, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE (THE “GRANT NOTICE”)

Medarex, Inc. (“Medarex”), pursuant to Section 9 of the Medarex, Inc. 2005 Equity Incentive Plan (the “Plan”), hereby awards to the Participant named below a Restricted Stock Unit Award covering the number of shares of Medarex’s common stock (“Stock”) set forth below (the “Award”).  This Award will be evidenced by a Restricted Stock Unit Award Agreement (the “Agreement”).  This Award is subject to all of the terms and conditions as set forth herein and in the Agreement, the Restricted Stock Unit Deferral Election Agreement (if applicable) and the Plan, all of which are incorporated herein in their entirety.

Participant:
Date of Grant:
Number of Shares of Stock Subject to Award:

Vesting Schedule:

The Stock subject to this Award shall vest in accordance with the following schedule, provided that (i) vesting shall cease upon termination of Participant’s Service, except as otherwise provided in Participant’s Employment Agreement (as defined below) and (ii) this Award shall become fully and immediately vested upon a Change in Control (as defined in the Plan):

One-fourth (1/4th) of the Stock subject to this Award shall vest on the date that is thirteen (13) months after the Date of Grant, and one-fourth (1/4th) of the Stock subject to this Award shall vest on the second, third and fourth anniversaries of the Date of Grant.

Additional Terms/Acknowledgements:  The undersigned acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement, the Restricted Stock Unit Deferral Election Agreement (if applicable) and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement, the Restricted Stock Unit Deferral Election Agreement (if applicable) and the Plan set forth the entire understanding between Participant and Medarex regarding the acquisition of shares of Stock of Medarex and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

OTHER AGREEMENTS:	Participant’s Employment Agreement, dated , as
Amended (the “Employment Agreement”)

MEDAREX, INC.	PARTICIPANT:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENT:	Restricted Stock Unit Award Agreement, Restricted Stock Unit Deferral Election Agreement, and the Medarex, Inc. 2005 Equity Incentive Plan

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ATTACHMENT I

RESTRICTED STOCK UNIT

AWARD AGREEMENT

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ATTACHMENT II

RESTRICTED STOCK UNIT

DEFERRAL ELECTION AGREEMENT

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ATTACHMENT III

2005 EQUITY INCENTIVE PLAN

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MEDAREX, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Medarex, Inc. (“Medarex”) has awarded you a Restricted Stock Unit Award pursuant to Section 9 of the Medarex, Inc. 2005 Equity Incentive Plan (the “Plan”) for the number of shares of Medarex’s common stock (“Stock”) indicated in the Grant Notice (collectively, the “Award”).  Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows.

1.             DISTRIBUTION OF SHARES OF STOCK.  Medarex will deliver to you a number of shares of Stock equal to the number of vested shares of Stock subject to your Award on the vesting date or dates provided in your Grant Notice; provided, however, that:

(a)           If, no later than [INSERT DATE (30 days after the Date of Grant)], you elect to defer delivery of such shares of Stock beyond the vesting date, then Medarex shall deliver such shares to you on the date or dates that you so elect;

(b)           Notwithstanding any deferral election made pursuant to Section 1(a), upon your termination of Service for any reason, death or Disability, all vested shares of Stock subject to your Award will be delivered to you as soon as practicable after such date of termination, death or Disability, as applicable;

(c)           Notwithstanding any deferral election made pursuant to Section 1(a), if a Change in Control occurs and such Change in Control also constitutes a change in control event within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, all vested shares of Stock subject to your Award shall be delivered to you as soon as practicable after such Change in Control; and

(d)           Notwithstanding the foregoing, in the event that Medarex determines that you are subject to its policy regarding insider trading of its stock and any shares of Stock subject to your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by Medarex in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next open “window period” applicable to you pursuant to such policy; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (i) December 31st of the same calendar year of the Original Distribution Date, or (ii) the 15th day of the third calendar month following the Original Distribution Date.

2.             CONSIDERATION.   The Stock delivered to you pursuant to Section 1 of this Agreement shall be deemed paid, in whole or in part, in consideration of your services to Medarex in the amounts and to the extent required by law.

3.             VESTING.  Subject to the limitations contained herein, your Award shall vest as provided in the Grant Notice, provided that (i) vesting shall cease upon termination of your Service, except as otherwise provided in your Employment Agreement with Medarex dated                       , as amended (the “Employment Agreement”) and (ii) your Award shall become fully and immediately vested upon a Change in Control.  Except as otherwise provided in the Employment Agreement, upon termination of your Service, you shall forfeit any portion of your Award that is unvested at the time of such termination.

4.             DIVIDENDS.  You shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which your Restricted Stock Units are settled.  Such Dividend Equivalents, if any, shall be paid by crediting you with additional whole Restricted Stock Units as of the date of payment of such cash dividends.  The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (x) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to you by (y) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to your Award.

5.             NUMBER OF SHARES.   The number of shares of Stock subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in Section 4(c) of the Plan.

6.             ADDITIONAL RESTRICTIONS OR CONDITIONS TO ISSUANCE AND DELIVERY OF SHARES.  Notwithstanding any other provision of this Agreement or the Plan, Medarex shall not be obligated to issue or deliver any shares of Stock pursuant to this Agreement (i) until all additional restrictions or conditions to the Award have been satisfied or removed, (ii) until, in the opinion of counsel to Medarex, all applicable federal and state laws and regulations have been complied with, including, but not limited to, the registration of such shares under the Securities Act or a determination by Medarex that such issuance or delivery would be exempt from the registration requirements of the Securities Act, (iii) if the outstanding Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (iv) if it might cause Medarex to issue or sell more shares of Stock than Medarex is then legally entitled to issue or sell, and (v) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to Medarex.

7.             EXECUTION OF DOCUMENTS.  You hereby acknowledge and agree that your execution of the Grant Notice shall also be deemed to be your execution of this Agreement.  This Agreement shall be deemed to be signed by Medarex and you upon the respective signing by Medarex and you of the Grant Notice to which it is attached.

8.             COMPLIANCE WITH SECTION 409A OF THE INTERNAL REVENUE CODE.  Notwithstanding anything to the contrary set forth herein, Medarex may amend this Agreement and your Award at any time and in any and all respects without your consent as Medarex may, in its sole discretion, deem appropriate in order to comply with the requirements of the Treasury Department regulations and other guidance governing Section 409A of the Code.  Medarex will notify you of any such changes made to this Agreement and your Award.

9.             NON-TRANSFERABILITY.  Your Award is not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to Medarex, in a form satisfactory to Medarex, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of shares of Stock pursuant to Section 1 of this Agreement.

10.          AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of Medarex or an Affiliate, or on the part of Medarex or an Affiliate to continue such service.  In addition, nothing in your Award will obligate Medarex or an Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an employee of Medarex or an Affiliate.

11.          UNSECURED OBLIGATION.  Your Award is unfunded, and as a holder of a vested Restricted Stock Unit Award, you will be considered an unsecured creditor of Medarex with respect to its obligation, if any, to issue shares of Stock pursuant to this Agreement.  You will not have voting or any other rights as a stockholder of Medarex with respect to the shares of Stock subject to your Award until such shares of Stock are issued to you pursuant to Section 1 of this Agreement.   Upon such issuance, you will obtain full voting and other rights as a stockholder of Medarex.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and Medarex or any other person.

12.          WITHHOLDING OBLIGATIONS.

(a)            On or before the time you receive a distribution of shares of Stock pursuant to your Award, or at any time thereafter as requested by Medarex, you hereby authorize any required withholding from the shares of Stock, payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the Federal, state, local and foreign tax withholding obligations of Medarex or an Affiliate, if any, which arise in connection with your Award.

(b)            Unless the tax withholding obligations of Medarex and/or any Affiliate are satisfied, Medarex will have no obligation to issue a certificate for such shares of Stock.

13.          NOTICES.  All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by first class mail or reputable overnight delivery service, expenses prepaid.  Notice may also be given by electronic mail or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in a manner provided in the preceding sentence.  Notices to Medarex or the Committee shall be delivered or sent to Medarex’s headquarters, to the attention of its Chief Financial Officer.  Notices to any Participant or holder of shares of Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person’s address as it appears in the regular records of Medarex or its transfer agent.

14.          HEADINGS.  The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

15.          AMENDMENT.  Nothing in this Agreement shall restrict Medarex’s ability to exercise its discretionary authority pursuant to Section 3 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement.  Notwithstanding the foregoing, Medarex may amend this Agreement and your Award without your consent as provided in Section 8 of this Agreement.  Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

16.          MISCELLANEOUS.

(a)            The rights and obligations of Medarex under your Award will be transferable by Medarex to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by Medarex’s successors and assigns.

(b)            You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of Medarex to carry out the purposes or intent of your Award.

(c)            You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)            This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)            All obligations of Medarex under the Plan and this Agreement will be binding on any successor to Medarex, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Medarex.

17.          GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that Section 1 of this Agreement will govern the timing of any distribution of shares of Stock under your Award.  The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee will be final and binding upon you, Medarex, and all other interested persons.  No member of the Committee will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

18.          CHOICE OF LAW.  The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of New Jersey without regard to its conflicts of laws rules.

19.          SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

MEDAREX, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT DEFERRAL ELECTION AGREEMENT

Please complete this Election Agreement and return a signed copy to Deanna Dietl, Senior Director of Human Resources of Medarex, Inc. (“Medarex”) no later than [insert date (30 days after the Date of Grant)].

Defined terms not explicitly defined in this Election Agreement but defined in the Medarex, Inc. 2005 Equity Incentive Plan (the “Plan”), your Restricted Stock Unit Award Agreement (“Agreement”) or your Restricted Stock Unit Award Grant Notice (“Grant Notice”) shall have the same definitions as in the Plan, Agreement or Grant Notice, as applicable.

Name:

INSTRUCTIONS

In making this election, the following rules apply:

•                  You may elect to defer your receipt of all shares of vested Stock subject to your Restricted Stock Unit Award (“Award”) to a specified date that occurs after the final vesting date of your Award.  If you do not elect such a specified date, then the shares of vested Stock subject to your Award will be issued upon the vesting date(s) indicated in your Grant Notice (or as soon as practicable thereafter).  Notwithstanding the foregoing, as described in Section 1 of your Agreement, the distribution of such shares may be delayed if Medarex determines that you are subject to its policy regarding insider trading of its stock and such shares are scheduled to be delivered on a day that does not occur during an open “window period” applicable to you, as determined by Medarex in accordance with such policy.

•                  Notwithstanding any deferral election you make on this Election Agreement, upon termination of your Service for any reason, death or Disability, you will receive all shares of vested Stock subject to your Award as soon as practicable following such termination, death or Disability, as applicable, except that if you are a “specified employee” (as defined in Section 409A(a)(2)(B) of the Code) (definition includes officers earning over $150,000 in 2008), the distribution of all such shares due to your termination of Service shall not be made until 6 months following the date of such termination (or if earlier, your date of death).

•                  In the event of a Change in Control (as defined in the Plan), your Award shall become fully and immediately vested.  If the Change in Control meets certain requirements, all shares of Stock subject to your Award shall be distributed as soon as practicable after such Change in Control, notwithstanding any deferral election you make on this Election Agreement.

•                  If you wish to further defer distribution of your Award after you have submitted this Election Agreement, you may do so by making a subsequent deferral election in a form specified by Medarex.  Please note, however, that such subsequent deferral election must be made more than 12 months prior to the Original Distribution Date and must defer distribution to a date that is at least 5 years after the Original Distribution Date.

•                  Notwithstanding any provision in this Election Agreement or your Grant Notice, the Agreement or the Plan to the contrary, the issuance of the vested Stock subject to your Award shall be made in a manner that complies with the requirements of Section 409A of the Code; provided however, that nothing in this paragraph shall require the payment of benefits to you earlier than they would otherwise be payable under your Award.

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DEFERRAL ELECTION

I hereby irrevocably elect to defer receipt of all of the shares of vested Stock subject to the above-referenced Restricted Stock Unit Award until the date that is                            years following the final vesting date of the Award (or as soon as practicable thereafter).

Terms and Conditions

By signing this form, you hereby acknowledge your understanding and acceptance of the following:

l.         Withholding.  Medarex shall have the right to deduct from the shares of Stock, payroll and any other amounts payable to you, any federal, state, or local tax required by law to be withheld or to make suitable arrangements for the payment of such amounts.  Unless the tax withholding obligations of Medarex are satisfied, Medarex will have no obligation to issue a certificate for such shares of Stock.

2.        Nonassignable.  Your rights and interests under this Election Agreement may not be assigned, pledged, or transferred.

3.        Bookkeeping Account.  Medarex will establish a bookkeeping account to reflect the number and Fair Market Value of shares of Stock that you acquire pursuant to your Award.

4.        Governing Law.  This Agreement shall be construed and administered according to the laws of the State of New Jersey.

5.        No Guarantee.  Medarex may modify or terminate the Plan at any time in accordance with the terms of the Plan.  Such modification or termination may void the election made hereunder.  This Agreement is not intended to constitute a contract of employment or service with Medarex nor guarantee of employment for any minimum period.

6.        Unfunded Status.  You acknowledge that your Award is unfunded, and all shares of Stock payable to you under your Award represent merely unfunded, unsecured promises of Medarex to provide a benefit to you in the future.  To the extent that you acquire a right to receive shares of Stock from Medarex pursuant to this Award, such right shall be no greater than the right of any unsecured general creditor of Medarex.

Please sign below to indicate your acceptance and agreement with all the terms and provisions of this Election Agreement:

Signature

Date:

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MEDAREX, INC.

2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT SUBSEQUENT DEFERRAL ELECTION

I hereby acknowledge that I previously elected to receive a distribution of vested shares of Stock subject to my Restricted Stock Unit Award dated                            , 200       [fill in Date of Grant] on                            , 200       [fill in Original Distribution Date].

I hereby elect to further defer distribution of such vested shares of Stock subject to such Restricted Stock Unit Award until the following date:                                              [fill in date that is five years after the Original Distribution Date or later].

EMPLOYEE

Date:

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